UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2023 (December 01, 2023)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2023, certain subsidiaries (the “CHS Selling Entities”) of Community Health Systems, Inc. (the “Company”) completed the transactions contemplated by that certain asset purchase agreement dated as of July 24, 2023, as amended (the “Purchase Agreement”), with Florida Health Sciences Center, Inc., a Florida non-profit corporation, and certain of its affiliates (collectively, “Purchaser”), the entry into which agreement was previously disclosed on a Current Report on Form 8-K filed by the Company on July 25, 2023. Pursuant to the Purchase Agreement, Purchaser acquired substantially all of the assets of, and assumed certain liabilities from, the CHS Selling Entities related to the following acute care hospitals (and certain related businesses): Bravera Health Brooksville (120 licensed beds) in Brooksville, Florida, Bravera Health Seven Rivers (128 licensed beds) in Crystal River, Florida, and Bravera Health Spring Hill (124 licensed beds) in Spring Hill, Florida, (collectively, the “Bravera Health hospitals”) (the “Transaction”). The purchase price paid to the Company in connection with the Transaction at a preliminary closing on November 30, 2023, after giving effect to estimated working capital and purchase price adjustments, was approximately $294 million in cash.

The Purchase Agreement is attached as Exhibit 2.1 (which is incorporated by reference herein) in accordance with the rules of the Securities and Exchange Commission. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representation, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting actual state of facts or conditions.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma information required by Item 9.01 of Form 8-K is included as Exhibit 99.1 to this Current Report on Form 8-K as provided below.

Item 7.01 Regulation FD Disclosure.

On December 1, 2023, the Company issued a press release announcing the completion of the Transaction, a copy of which press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial information of the Company in connection with the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•
Unaudited Pro Forma Condensed Consolidated Statement of (Loss) Income for the nine months ended September 30, 2023 and for the year ended December 31, 2022.
•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2023.
•
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of July 24, 2023, as amended*
99.1 99.2	Community Health Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements Press Release of Community Health Systems, Inc. dated December 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	December 1, 2023	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer and Director (principal executive officer)

By:	/s/ Kevin J. Hammons
Kevin J. Hammons President and Chief Financial Officer (principal financial officer)

By:	/s/ Jason K. Johnson
Jason K. Johnson Senior Vice President and Chief Accounting Officer (principal accounting officer)